Schedule 14A
(Rule 14A-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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WACHOVIA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March [ ● ], 2007

Dear Stockholder:

On behalf of the board of directors, we are pleased to invite you to the Annual Meeting of Stockholders in Charlotte, North Carolina, on Tuesday, April 17, 2007, at 9:30 a.m. The notice of meeting and proxy statement on the following pages contain information about the meeting.

In addition to the matters contained in this proxy statement, we will also review operating results for the past year and present other information concerning Wachovia. The meeting should be interesting and informative, and we hope you will be able to attend.

We are again pleased to offer record holders of common stock (those who hold shares directly registered in their own names and not in the name of a bank, broker or other nominee) the option of voting through the telephone or Internet.

In order to ensure your shares are voted at the meeting, please return the enclosed proxy card at your earliest convenience or vote through the telephone or Internet. Voting procedures are described on the proxy card. Every stockholder’s vote is important.

Sincerely yours,

G. Kennedy Thompson
Chairman, President and Chief Executive Officer

Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288

Wachovia Corporation
301 South College Street, Charlotte, North Carolina 28288

NOTICE OF ANNUAL MEETING
TO BE HELD ON APRIL 17, 2007

March [ ● ], 2007

The Annual Meeting of Stockholders will be held at the Charlotte Convention Center, 501 South College Street, Charlotte, North Carolina 28202, on Tuesday, April 17, 2007, at 9:30 a.m., to consider the following:

•	A Wachovia proposal to elect the eight nominees named in the attached proxy statement as directors, six nominees to serve as Class III directors with terms expiring at the 2010 Annual Meeting of Stockholders, one nominee to serve as a Class II director with a term expiring at the 2009 Annual Meeting of Stockholders, and one nominee to serve as a Class I director with a term expiring at the 2008 Annual Meeting of Stockholders, in each case until their successors are duly elected and qualified.

•	A Wachovia proposal to amend Wachovia’s articles of incorporation to eliminate the provisions classifying the terms of its board of directors.

•	A Wachovia proposal to amend Wachovia’s articles of incorporation to provide for majority voting in uncontested director elections.

•	A Wachovia proposal to ratify the appointment of KPMG LLP as auditors for the year 2007.

•	A number of stockholder proposals, which management and Wachovia’s board of directors oppose.

•	Such other business as may properly come before the meeting or any adjournments.

Only holders of record of Wachovia common stock on February 12, 2007, are entitled to notice of and to vote at the meeting.

By order of the board of directors,

Mark C. Treanor
Secretary

Whether or not you plan to attend, please either return the enclosed proxy card or vote through the telephone or Internet voting procedures described on your proxy card, to ensure your shares are voted at the meeting. Your vote is important, whether you own a few shares or many.

PROXY STATEMENT
General Information
ABOUT THE MEETING
Who Can Vote
How Do I Vote
What Am I Voting On
Can I Change My Vote
Quorum Needed To Hold The Meeting
Counting Your Vote
What Vote Is Needed
Our Voting Recommendations
Voting Results
Cost of This Proxy Solicitation
Delivery of Proxy Materials
Electronic Delivery of Proxy Materials
PROPOSAL 1—ELECTION OF DIRECTORS
General Information and Nominees
Board Matters
Corporate Governance Policies and Practices
Audit Committee Report
Security Ownership of Management
Security Ownership of Certain Beneficial Owners
Executive Compensation
Compensation Committee Interlocks and Insider Participation
Compensation Discussion & Analysis
Compensation Committee Report
Performance Graph
Other Matters Relating to Executive Officers and Directors and Related Party Transactions Policy
PROPOSAL 2—PROPOSAL TO AMEND WACHOVIA’S ARTICLES OF INCORPORATION TO ELIMINATE THE PROVISIONS CLASSIFYING THE TERMS OF OUR BOARD OF DIRECTORS
PROPOSAL 3—PROPOSAL TO AMEND WACHOVIA’S ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
PROPOSAL 4—PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS
PROPOSAL 5—A STOCKHOLDER PROPOSAL REGARDING NON-BINDING STOCKHOLDER VOTE RATIFYING EXECUTIVE COMPENSATION
PROPOSAL 6—A STOCKHOLDER PROPOSAL REGARDING QUALIFICATIONS OF DIRECTOR NOMINEES
PROPOSAL 7—A STOCKHOLDER PROPOSAL REGARDING REPORTING POLITICAL CONTRIBUTIONS
PROPOSAL 8—A STOCKHOLDER PROPOSAL REGARDING SEPARATING THE OFFICES OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER
OTHER STOCKHOLDER MATTERS
MISCELLANEOUS
DIRECTOR INDEPENDENCE STANDARDS
PROPOSED AMENDMENTS TO WACHOVIA’S ARTICLES OF INCORPORATION REGARDING ELIMINATING THE PROVISIONS CLASSIFYING THE TERMS OF DIRECTORS
PROPOSED AMENDMENTS TO WACHOVIA’S ARTICLES OF INCORPORATION REGARDING MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

PROXY STATEMENT

General Information

The enclosed proxy card is solicited on behalf of the board of directors in connection with the Annual Meeting of Stockholders to be held at the Charlotte Convention Center, 501 South College Street, Charlotte, North Carolina 28202, on Tuesday, April 17, 2007, at 9:30 a.m., and at any adjournment, referred to as the “meeting”. The proxy may be used whether or not you attend the meeting. If you are a registered stockholder (that is, you hold shares directly registered in your own name), you may also vote by telephone or through the Internet, by following the instructions described on your proxy card. If your shares are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements.

This proxy statement, the enclosed proxy card and Wachovia’s 2006 Annual Report to Stockholders are being first mailed to our stockholders on or about March [ ● ], 2007.

The merger of Wachovia Corporation (“legacy Wachovia”) and First Union Corporation (“legacy First Union”) was effective September 1, 2001. Legacy First Union changed its name to “Wachovia Corporation” on the date of the merger. As the surviving corporate entity in the merger, information contained in this proxy statement, unless indicated otherwise, includes information about legacy First Union only. Whenever we use the “Wachovia” name in this proxy statement, we mean the combined company and, before the merger, legacy First Union, unless indicated otherwise.

Your vote is very important. For this reason, the board of directors is requesting that you permit your common stock to be represented at the meeting by the individuals named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

ABOUT THE MEETING

Who Can Vote

You may vote if you owned Wachovia common stock as of the close of business on the record date, February 12, 2007. Each share of Wachovia common stock is entitled to one vote. At the close of business on February 12, 2007, [    ●    ] shares of Wachovia common stock were outstanding and eligible to vote. The enclosed proxy card shows the number of shares that you are entitled to vote. If you own any shares in Wachovia’s Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy includes the number of shares you have in that plan on the record date for the meeting, as well as the number of shares directly registered in your name, including those held through our direct registration service. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote or as applicable law may require.

How Do I Vote

You have four voting options:

•	Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

•	By telephone through the number shown on your proxy card;

•	By mail by completing, signing, dating and returning the enclosed proxy card; or

•	By attending the meeting and voting your shares in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification for entrance to the meeting.

If you hold your Wachovia shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote Wachovia shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification for entrance to the meeting.

Every vote is important! Please vote your shares promptly.

What Am I Voting On

There are eight proposals that will be presented for your consideration at the meeting:

•	Electing eight directors;

•	Amending Wachovia’s articles of incorporation to eliminate the provisions classifying the terms of our board of directors;

•	Amending Wachovia’s articles of incorporation to provide for majority voting in uncontested director elections;

•	Ratifying the appointment of KPMG LLP as Wachovia’s auditors for 2007;

•	If properly presented, four stockholder proposals:

•	Regarding a non-binding stockholder vote ratifying executive compensation;

•	Regarding qualifications of director nominees;

•	Regarding reporting political contributions; and

•	Regarding separating the offices of Chairman and Chief Executive Officer.

The first four proposals have been submitted on behalf of Wachovia’s board of directors. The remaining proposals have been submitted on behalf of certain stockholders. Other business may be addressed at the meeting if it properly comes before the meeting. However, we are not aware of any such other business.

Can I Change My Vote

You may revoke your proxy and change your vote at any time before the time voting begins on any proposal. You may do this by either giving our Corporate Secretary written notice of your revocation, submitting a new signed proxy card with a later date, voting on a later date by telephone or by the Internet (only your last telephone or Internet proxy is counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy. If your shares are held in nominee or “street name”, you should contact your bank, broker or other nominee regarding the revocation of proxies or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person.

Quorum Needed To Hold The Meeting

In order to conduct the meeting, a majority of Wachovia shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the customer’s shares because the matter is not considered routine under NYSE rules.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, your shares will be voted as recommended by our board of directors. If you hold your shares in your name and do not return valid proxy instructions or vote in person at the meeting, your shares will not be voted. If you hold your Wachovia shares in the name of a bank, broker or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee generally has the authority to vote your shares on certain “routine” matters as described above. At the meeting, proposals 1, 2, 3 and 4 are deemed “routine” which means that the nominee can vote your shares on those proposals if you do not timely provide instructions for voting your shares. However, the remaining proposals are deemed “non-routine” which means that the nominee cannot vote your shares on those proposals if you do not timely provide instructions for voting your shares.

What Vote Is Needed

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. Shares cannot be voted for a greater number of persons than the number of nominees named in this proxy statement, and at our meeting the maximum number of directors to be elected is eight. Shares not voted, whether by marking “ABSTAIN” on your proxy card or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD” authority as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

In February 2006, our board of directors amended its Corporate Governance Guidelines to provide for a new policy regarding director elections. The policy provides that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” his or her election must promptly tender his or her resignation to the Corporate Governance & Nominating Committee. The Corporate Governance & Nominating Committee will consider the resignation and recommend to the board whether to accept or reject it. The board will act on the Corporate Governance & Nominating Committee’s recommendation within 90 days following the date of the stockholders’ meeting at which the election occurred, and will promptly disclose its decision, including an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation, in a publicly filed SEC filing. Any director tendering his or her resignation would not participate in the Corporate Governance & Nominating Committee’s and the board’s deliberations. In deciding whether to accept or reject any tendered resignation, the Corporate Governance & Nominating Committee and the board will consider all factors they deem relevant, including the reasons, if known, why stockholders “withheld” or were requested to “withhold” votes from the director, the director’s length of service and qualifications, the director’s contributions to Wachovia, and the current mix of skills and attributes of the directors on the board. If the board does not accept a tendered resignation, it may elect to address the underlying stockholder concerns related to “withheld” votes or take any other action it deems appropriate and in the best interests of Wachovia and its stockholders. If a majority of the members of the Corporate Governance & Nominating Committee received a majority withheld vote at the same election, then one or more independent directors who did not receive a majority withheld vote would be added to the Corporate Governance & Nominating Committee, or a special committee of independent directors would be formed to consider resignation offers. This policy will be in effect for the vote on Proposal 1 at the meeting. If stockholders approve Proposal 3 at the meeting, the new majority vote standard would apply in uncontested elections of directors following the meeting. See “Proposal 3”.

For Proposal 2, Wachovia’s articles of incorporation require that at least 80% of the shares outstanding and entitled to vote at the meeting must vote in favor of amending the articles of incorporation to eliminate the provisions classifying the terms of our board of directors. Abstentions and votes not cast will have the same effect as votes against Proposal 2. Therefore, the board urges stockholders to vote their shares.

A majority of votes cast at the meeting is required to approve the remaining proposals, including Proposal 3 to amend our articles of incorporation to provide for majority voting in uncontested director elections. Abstentions will not be counted as votes cast for these proposals. In addition, broker ’‘non-votes” will not be counted as votes cast for Proposals 5-8.

Our Voting Recommendations

Our board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;

•	“FOR” amending our articles of incorporation to eliminate the provisions classifying the terms of our board of directors;

•	“FOR” amending our articles of incorporation to provide for majority voting in uncontested director elections;

•	“FOR” ratifying KPMG LLP as our auditors;

•	“AGAINST” the stockholder proposal regarding a non-binding stockholder vote ratifying executive compensation;

•	“AGAINST” the stockholder proposal regarding qualifications of director nominees;

•	“AGAINST” the stockholder proposal regarding reporting political contributions; and

•	“AGAINST” the stockholder proposal regarding separating the offices of Chairman and Chief Executive Officer.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our board of directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form 10-Q for the first quarter of fiscal year 2007.

Cost of This Proxy Solicitation

Wachovia will pay the costs of the solicitation. We have hired Georgeson Inc. as proxy solicitors to assist in the proxy solicitation and tabulation. Their base fee is $22,500, plus expenses and an additional fee per proxy tabulated. We may also, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to Wachovia soliciting proxies by mail, over the Internet and by the telephone, our board members, officers and employees may solicit proxies on our behalf, without additional compensation.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephoning us at (704) 374-6782. If your shares are held in the name of a bank, broker, or other nominee and you wish to receive separate copies of our proxy statement and annual report, or request that they send only one set of these materials to you if you are receiving multiple copies, please contact the bank, broker or other nominee.

Electronic Delivery of Proxy Materials

You can also access Wachovia’s proxy statement and 2006 Annual Report on Form 10-K, which includes our annual report to stockholders, via the Internet at www.wachovia.com under the tab “About Wachovia—Investor Relations”. For next year’s stockholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically over the Internet. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at http://proxy.georgeson.com, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s stockholders’ meeting you will receive an e-mail notification when the proxy materials and annual report are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206. New SEC rules, which will be in effect for next year’s stockholders’ meeting, also will permit us to deliver your proxy materials to you electronically over the Internet.

A copy of our 2006 Annual Report on Form 10-K will be provided to you without charge (except for exhibits) upon written request to Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

PROPOSAL 1.  ELECTION OF DIRECTORS

General Information and Nominees

Our articles of incorporation require Wachovia’s board of directors to be divided into three classes. At each annual meeting of stockholders, you elect the members of one of the three classes to three-year terms. Our directors determine the size of the board, but the total number of directors cannot be fewer than nine or more than 30. For purposes of the meeting, the number of directors is fixed at 18, with six directors in Class I, six directors in Class II, and six directors in Class III.

The terms of the directors serving in Class III will expire at the meeting and the terms of the directors serving in Classes I and II will expire at the 2008 and 2009 annual meetings of stockholders, respectively. Robert J. Brown, currently a Class III director, will retire as a director as of the meeting and consequently will not stand for election at the meeting.

John T. Casteen, III, Maryellen C. Herringer, Joseph Neubauer, Timothy D. Proctor, Van L. Richey, and Dona Davis Young are being nominated to serve as directors of Class III with terms expiring at the 2010 annual meeting of stockholders. Mr. Richey currently serves as a Class I director and is moving to Class III to keep the size of each class as equal as possible. Jerry Gitt is being nominated to serve as a director in Class II with a term expiring at the 2009 annual meeting of stockholders, and Ernest S. Rady is being nominated to serve as a director in Class I with a term expiring at the 2008 annual meeting of stockholders.

The board, with the assistance of the Corporate Governance & Nominating Committee, has conducted an evaluation of whether Wachovia’s classified board structure continues to be in the best interests of Wachovia and its stockholders. In conducting its evaluation, the board considered that the general purposes of the classified board are to promote stability and continuity in leadership on the board and provide the board with a greater opportunity to protect the interests of stockholders from abusive takeover tactics in the event of an unsolicited takeover offer. The board also considered that some corporate governance experts and institutional stockholders believe that a classified board reduces accountability to stockholders because it prevents stockholders from evaluating all directors on an annual basis. In addition, the board recognized that the annual election of directors continues to evolve as a “best practice” in corporate governance. After a careful review, the board has determined that it would be in the best interests of Wachovia and its stockholders to take steps to eliminate the classified board. Accordingly, the board has recommended stockholders approve Proposal 2 at the meeting, which if adopted would amend Wachovia’s articles of incorporation to eliminate the provisions requiring a classified board of directors. If adopted at the meeting, Wachovia directors would stand for election annually, beginning at Wachovia’s 2008 annual meeting of stockholders. Approval of Proposal 2 to amend our articles of incorporation to declassify the board requires the affirmative vote of at least 80% of Wachovia’s outstanding shares of common stock entitled to vote at the meeting. Please see “Proposal 2”.

In the event stockholders approve Proposal 2 by the requisite number of affirmative votes, Wachovia’s articles of incorporation will be amended to eliminate the provisions classifying the terms of the board. In such case, as described in “Proposal 2”, it is expected that at the 2008 annual meeting of stockholders, all Wachovia directors, including those whose terms do not expire at that meeting, will be nominated to serve a one-year term. In the event stockholders do not approve Proposal 2 by the requisite number of affirmative votes, Wachovia’s articles of incorporation will remain the same as they currently are and the directors elected at the meeting will serve for the applicable term for the Class in which they are nominated.

Directors who reach retirement age (70) during their term in office are to retire from the board at the annual meeting of stockholders next following their 70th birthday, subject to the board authorizing the retirement to be deferred when deemed appropriate.

Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the board and the election of any substitute nominee. In addition, the board may reduce the number of directors to be elected at the meeting.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of the six nominees named below as Class III directors of Wachovia with terms expiring at the 2010 annual meeting of stockholders, “FOR” the election of the one nominee named below as a Class II director of Wachovia with a term expiring at the 2009 annual meeting of stockholders, and “FOR” the election of the one nominee named below as a Class I director of Wachovia with a term expiring at the 2008 annual meeting of stockholders.

All of the nominees are currently directors. Listed below are the names of the eight nominees to serve as directors and the ten incumbent directors who will be continuing in office following the meeting, together with: their ages; their principal occupations during the past five years; any other directorships they serve with any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or subject to Section 15(d) of the 1934 Act or any investment company registered under the Investment Company Act of 1940; and the year during which each was first elected a director of Wachovia.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS—TERMS EXPIRING IN 2010

JOHN T. CASTEEN, III (63). President of the University of Virginia, Charlottesville, Virginia. A director since 2001.
MARYELLEN C. HERRINGER (63). Attorney-at-law, Piedmont, California. Previously, Executive Vice President, General Counsel and Secretary, APL Limited, Oakland, California, an intermodal shipping and rail transportation company, until 1997. Director, ABM Industries Incorporated, Pacific Gas & Electric Company and PG&E Corporation. A director since October 2006.
JOSEPH NEUBAUER (65). Chairman and Chief Executive Officer, ARAMARK Holdings Corporation, Philadelphia, Pennsylvania, a service management company, since January 2007. Previously, Chairman and Chief Executive Officer, ARAMARK Corporation, from September 2004 to January 2007, Executive Chairman of the Board, from January 2004 to September 2004, and Chairman and Chief Executive Officer of ARAMARK Corporation, prior to January 2004. Director, ARAMARK Corporation, Federated Department Stores, Inc. and Verizon Communications, Inc. A director since 1996.
TIMOTHY D. PROCTOR (57). General Counsel of Diageo plc, London, England, a premium spirits, beer and wine company, since January 2000. A director since November 2006.

VAN L. RICHEY (57). President and Chief Executive Officer, American Cast Iron Pipe Company, Birmingham, Alabama, a manufacturer of products for the waterworks, capital goods and energy industries. A director since 2004.
DONA DAVIS YOUNG (53). Chairman (since April 2003), President (since November 2000) and Chief Executive Officer (since January 2003) of The Phoenix Companies, Inc., Hartford, Connecticut, a provider of wealth management products and services, and its subsidiary Phoenix Life Insurance Company. Previously, Chief Operating Officer (February 2001 to January 2003) of The Phoenix Companies, Inc., and President (since February 2000) and Chief Operating Officer (since February 2001) of Phoenix Life Insurance Company. Director, Foot Locker, Inc. and The Phoenix Companies, Inc. A director since 2001.

NOMINEE FOR ELECTION AS A CLASS I DIRECTOR—TERM EXPIRING IN 2008

ERNEST S. RADY (69). Chairman of Dealer Finance business and California banking business, Wachovia Corporation, since March 1, 2006, Irvine, California. Principal shareholder, manager and consultant to a group of companies engaged in real estate management and development, property and casualty insurance and investment management through American Assets, Inc. (President and founder) and Insurance Company of the West (Chairman), Irvine, California. Previously, Chairman and Chief Executive Officer, Westcorp, and Chairman, WFS Financial Inc, Irvine, California, commercial banking and automobile finance companies, prior to March 1, 2006. A director since 2006.

NOMINEE FOR ELECTION AS A CLASS II DIRECTOR—TERM EXPIRING IN 2009

JERRY GITT (63). Retired, Palm Desert, California. Previously, First Vice President of Equity Research, Merrill, Lynch & Company, prior to 2000. A director since October 2006.

INCUMBENT CLASS I DIRECTORS—TERMS EXPIRING IN 2008

JOHN D. BAKER, II (58). President and Chief Executive Officer, Florida Rock Industries, Inc., Jacksonville, Florida, a heavy building materials company. Director, Florida Rock Industries, Inc. and Patriot Transportation Holding, Inc. A director since 2001.
PETER C. BROWNING (65). Lead Director of Nucor Corporation, Charlotte, North Carolina, a steel products manufacturing company, since May 2006. Previously, Non-Executive Chairman of Nucor Corporation, prior to May 2006 and Dean, McColl Graduate School of Business, Queens University of Charlotte, from March 2002 to May 2005. Director, Acuity Brands Inc., EnPro Industries, Inc., Lowe’s Companies, Inc., Nucor Corporation and The Phoenix Companies, Inc. A director since 2001.
DONALD M. JAMES (58). Chairman and Chief Executive Officer, Vulcan Materials Company, Birmingham, Alabama, a construction materials company. Director, The Southern Company and Vulcan Materials Company. A director since 2004.
G. KENNEDY THOMPSON (56). Chairman (since February 2003), President (since December 1999) and Chief Executive Officer (since April 2000), Wachovia Corporation. Director, Hewlett-Packard Company and Wachovia Preferred Funding Corp. A director since 1999.

JOHN C. WHITAKER, JR. (69). Chairman of the Board and Chief Executive Officer, Inmar, Inc., Winston-Salem, North Carolina, an information services company. A director since 2001.

INCUMBENT CLASS II DIRECTORS—TERMS EXPIRING IN 2009

WILLIAM H. GOODWIN, JR. (66). Chairman and President, CCA Industries, Inc., Richmond, Virginia, a diversified holding company. Also, Chairman, Chief Executive Officer and Chief Operating Officer of The Riverstone Group, LLC, Richmond, Virginia, a diversified holding company. A director since 1993.
ROBERT A. INGRAM (64). Vice Chairman Pharmaceuticals, of GlaxoSmithKline, Research Triangle Park, North Carolina, a pharmaceutical research and development company, since January 2003. Also, Chairman of the Board, OSI Pharmaceuticals, Inc., Melville, New York, a biotechnology company, since January 2003, and Chairman of the Board, Valeant Pharmaceuticals International, Costa Mesa, California, a specialty pharmaceutical company focused on neurology, dermatology and infectious disease, since August 2006. Previously, Chief Operating Officer and President, Pharmaceutical Operations, of GlaxoSmithKline plc, from December 2000 to January 2003. Director, Allergan, Inc., Edwards Lifesciences Corporation, Lowe’s Companies, Inc., OSI Pharmaceuticals, Inc. and Valeant Pharmaceuticals International. A director since 2001.

MACKEY J. MCDONALD (60). Chairman and Chief Executive Officer (and President prior to March 2006), VF Corporation, Greensboro, North Carolina, an apparel manufacturer. Director, Hershey Foods Corporation, Tyco International LTD. (retiring effective March 7, 2007) and VF Corporation. A director since 1997.

RUTH G. SHAW (59). Executive Advisor to the Chairman and Chief Executive Officer, Duke Energy Corporation, one of the largest electric power companies in the United States, Charlotte, North Carolina, since October 2006. Previously, Group Executive Public Policy and President, Duke Nuclear, from April 2006 to October 2006, President (from March 2003 to April 2006) and Chief Executive Officer (from October 2004 to April 2006), Duke Power Company, and Executive Vice President and Chief Administrative Officer, Duke Energy Corporation, prior to March 2003. Director, The Dow Chemical Company. A director since 1990.
LANTY L. SMITH (64). Chairman, Soles Brower Smith & Co., Greensboro, North Carolina, an investment and merchant banking firm. Also, Chairman, Precision Fabrics Group, Inc., Greensboro, North Carolina, a manufacturer of high technology specification textile products. A director since 1987.

Board Matters

Wachovia’s business is managed under the direction and oversight of the board of directors. The board appoints Wachovia’s Chief Executive Officer and its senior management team who are responsible for the day-to-day conduct of Wachovia’s business. The board’s primary responsibilities, thereafter, are to oversee management and to exercise its business judgment to act in good faith and in what each director reasonably believes to be in the best interests of Wachovia.

Committee Structure

The board has established various committees to assist the board in fulfilling its responsibilities. These committees currently consist of

•	the Executive Committee,

•	the Risk Committee,

•	the Management Resources & Compensation Committee,

•	the Corporate Governance & Nominating Committee, and

•	the Audit Committee.

Subject to applicable law and regulatory requirements, the board may establish additional or different committees from time to time.

The board has adopted written charters for each of the above committees, and copies of the charters for the Audit, Management Resources & Compensation, Corporate Governance & Nominating and Risk Committees are available on Wachovia’s website at www.wachovia.com under the tab “About Wachovia—Investor Relations” and then under the heading “Corporate Governance—Board Committee Composition”, and are available in print to any stockholder who requests them by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephone at (704) 374-6782. The following is additional information regarding each of the board’s existing committees:

Executive Committee.  The Executive Committee held one meeting in 2006. The Committee is authorized, between meetings of the board, to perform all duties and exercise all authority of the board,

except for those duties and authorities delegated to other committees of the board or that are exclusively reserved to the board by our bylaws or by applicable law. The Executive Committee is not expected to meet frequently, if at all, and its primary function would be to consider matters that require immediate attention. The following directors are the current members of the Committee: Smith (Chair), Browning, Goodwin, Ingram, Neubauer, Thompson, Whitaker and Young.

Risk Committee.  The Risk Committee held six meetings in 2006. The primary responsibilities of the Risk Committee are to assist the board in overseeing, and receiving information regarding, Wachovia’s policies, procedures and practices relating to liquidity, interest rate, credit, market and operational risk. The following directors are the current members of the Committee: Young (Chair), Goodwin, Herringer, James, Richey and Whitaker.

Management Resources & Compensation Committee.  The Management Resources & Compensation Committee (the “Compensation Committee”) held eight meetings in 2006. The Compensation Committee’s principal responsibilities are described below under the heading “Compensation Discussion & Analysis” and include assisting the board by reviewing, establishing or making recommendations to the board, as applicable, regarding employee compensation, administering various employee benefit plans, acting as the executive compensation committee, evaluating management resources, including regarding succession planning, monitoring compliance of our employment and personnel policies and studying the compensation of directors and recommending changes when appropriate. The following directors are the current members of the Compensation Committee: Shaw (Chair), Brown, Browning, Ingram, McDonald and Proctor. The board has determined that all of the members of the Compensation Committee are independent under the NYSE Corporate Governance Listing Standards, which we refer to as the NYSE rules, and the board’s Director Independence Standards described below.

Corporate Governance & Nominating Committee.  The Corporate Governance & Nominating Committee held six meetings in 2006. The Committee assists the board and management in establishing and maintaining effective corporate governance practices and procedures, identifies individuals qualified to become board members, and recommends to the board the individuals for nomination as members of the board and its committees. The following directors are the current members of the Committee: Ingram (Chair), Browning, Goodwin, McDonald, Neubauer, Shaw and Smith. The board has determined that all of the members of the Corporate Governance & Nominating Committee are independent under the NYSE rules and the board’s Director Independence Standards.

Audit Committee.  The Audit Committee held 14 meetings in 2006. The Committee’s principal responsibilities are described below under the heading “Audit Committee Report” and include assisting the board in overseeing Wachovia’s financial reporting process. The following directors are the current members of the Committee: Neubauer (Chair), Baker, Casteen, Gitt and Smith. The board has determined that all of the members of the Audit Committee are independent under the NYSE rules, the board’s Director Independence Standards, and applicable SEC rules and regulations. The board has also determined that at least one member of the Audit Committee qualifies as an audit committee financial expert within the meaning of SEC rules and regulations, and has designated Mr. Neubauer, the Chair of the Committee, as the audit committee financial expert.

Meetings and Attendance

The board held 11 meetings in 2006. In 2006, all of the directors attended at least 75% of the meetings of the board and the committees on which they served.

Corporate Governance Policies and Practices

Corporate Governance Guidelines

Wachovia has developed, and operated under, corporate governance principles and practices that are designed to maximize long-term stockholder value, align the interests of the board and management with those of Wachovia’s stockholders, and promote the highest ethical conduct among Wachovia’s directors and employees. The board has focused on continuing to build upon Wachovia’s strong corporate governance practices, and over the years Wachovia has adopted various corporate governance enhancements. For example, during the past few years the board has:

•	designated a lead independent director;

•	increased reliance on stock-based compensation for senior management and the board;

•	adopted stock ownership guidelines for executive officers and the board;

•	adopted a policy in 2006 requiring directors who receive more votes “withheld” from their election than “for” their election at a meeting of stockholders to tender their resignation;

•	proposed to amend Wachovia’s articles of incorporation to remove the requirement of having a classified board, as described in Proposal 2;

•	proposed to amend Wachovia’s articles of incorporation to provide for majority voting in uncontested director elections, as described in Proposal 3; and

•	adopted a policy that requires stockholder approval of severance agreements for executive officers that provide for benefits above certain limits.

In April 2003, the board formally adopted written corporate governance policies, principles and guidelines, known as our Corporate Governance Guidelines, which reflect many of the matters mentioned above. The Corporate Governance Guidelines are not intended to be a static statement of Wachovia’s policies, principles and guidelines, but are subject to continual assessment and refinement as the board may determine advisable or necessary in view of the best interests of Wachovia and its stockholders. A copy of the board’s Corporate Governance Guidelines is available on Wachovia’s website at www.wachovia.com under the tab “About Wachovia—Investor Relations” and then under the heading “Corporate Governance—Corporate Governance Guidelines”, and is available in print to any stockholder who requests it by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephone at (704) 374-6782. Highlights of portions of the Corporate Governance Guidelines, as well as some of Wachovia’s other corporate governance policies, practices and procedures are described below.

Director Independence

As described in the Corporate Governance Guidelines, the board believes that a substantial majority of the board should consist of directors who are independent under the NYSE rules, as determined by the board in its business judgment. As described below, the board has determined that 17 of the board’s 19 current directors and nominees, or approximately 89%, are independent directors within the meaning of the Director Independence Standards adopted by the board, the NYSE rules and the applicable SEC rules and regulations.

The NYSE rules provide that a Wachovia director does not qualify as independent unless the board of directors affirmatively determines that the director has no material relationship with Wachovia (either directly or as a partner, stockholder or officer of an organization that has a relationship with Wachovia). The NYSE rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with Wachovia and permit the board to adopt and disclose standards to assist the board in making determinations of independence. Accordingly, the board has adopted Director Independence Standards to assist the board in determining whether a director has a material relationship with Wachovia. The Director Independence Standards should be read together with the NYSE rules. The Director Independence Standards are attached to this proxy statement as Appendix A and are also available on Wachovia’s website at www.wachovia.com under the tab “About Wachovia—Investor Relations” and then under the heading “Corporate Governance—Director Independence”.

In February 2007, the board, with the assistance of the Corporate Governance & Nominating Committee, conducted an evaluation of director independence, based on the Director Independence Standards, the NYSE rules and applicable SEC rules and regulations. In connection with this review, the board evaluated banking, commercial, charitable, consulting, familial or other relationships with each director or immediate family member and their related interests and Wachovia and its subsidiaries, including those relationships described under “Other Matters Relating to Executive Officers and Directors and Related Party Transactions Policy”.

As a result of this evaluation, the board affirmatively determined that each of Mr. Baker, Mr. Brown, Mr. Browning, Mr. Casteen, Mr. Gitt, Mr. Goodwin, Ms. Herringer, Mr. Ingram, Mr. James, Mr. McDonald, Mr. Neubauer, Mr. Proctor, Mr. Richey, Dr. Shaw, Mr. Smith, Mr. Whitaker, and Ms. Young is an independent director under the Director Independence Standards, the NYSE rules and the applicable SEC rules and regulations. In connection with its independence evaluation, the board considered the following relationships and transactions, as described by category or type in the Director Independence Standards:

Customer Relationships

Wachovia provides in the ordinary course of business lending and/or other financial services to all of its directors, some of their immediate family members and their affiliated organizations, including to former directors who retired as directors in 2006.

Supplier or Other Business Relationships

Some entities affiliated with some of our directors or their immediate family members may provide services to or do business with Wachovia in the ordinary course of business, including the following entities:

•	ARAMARK Holdings Corporation, where Mr. Neubauer is the chief executive officer and beneficially owns approximately 9.7% of the voting securities, is a service management company, and in 2006, ARAMARK provided food and vending services to Wachovia;

•	The Riverstone Group, LLC, where Mr. Goodwin is the chief executive officer and which is owned by members of Mr. Goodwin’s immediate family, is an owner and operator of, among other things, resort and hospitality properties, and in 2006, the Riverstone Group, LLC provided certain hotel, restaurant and meeting services to Wachovia;

•	The Greenwood Group, Inc., where Mr. Smith is a director and beneficially owns approximately 30% of the voting interests, is a Manpower staffing services franchisee, and in 2006, The Greenwood Group provided contract-staffing services to Wachovia;

•	Bradley Arant Rose & White LLP, where a relative of Mr. James is a partner, is a large law firm, and in 2006, Bradley Arant provided legal services to Wachovia. The relative, however, was not directly involved in providing legal services to Wachovia other than de minimis services involving an amount less than $1,000; and

•	Duke Energy, the University of Virginia, and the Phoenix Companies, where Dr. Shaw, Mr. Casteen, and Ms. Young, respectively, are employed provide services or may otherwise do business with Wachovia. Duke Energy is one of the largest electric power companies in the United States and it provides utility services to Wachovia, the University of Virginia is one of several educational institutions that participates in sports marketing sponsorship arrangements with Wachovia, and Wachovia offers some of the Phoenix Companies’ products to its customers.

Family Relationships

A relative of Mr. Proctor is employed as a customer relations manager at Wachovia, but is not an executive officer or officer required to file reports with the SEC under Section 16(a) of the 1934 Act, and a relative of Mr. Whitaker was employed as an investment advisor at Wachovia, but not an executive officer or Section 16(a) reporting officer, before retiring from Wachovia in March 2006.

Charitable and Other Relationships

Wachovia directors are non-management directors or trustees of organizations that may have received charitable contributions from Wachovia, and Mr. Casteen is employed at an organization that received contributions from Wachovia that did not exceed the thresholds described in the Director Independence Standards. In addition, Wachovia directors are non-management directors, but not officers or significant equity owners, of entities that may be customers of Wachovia or otherwise do business in the ordinary course with Wachovia.

The board determined pursuant to the Director Independence Standards and the NYSE rules that each of the above relationships was not material. In particular, in connection with considering the supplier and other business relationships described above, the amounts paid by Wachovia to each of the above entities did not approach the 2% of consolidated gross revenue threshold contained in the Director Independence Standards and the NYSE rules, and in each case the amounts involved were less than 0.5% of the consolidated gross revenues of the entity, except for payments to Bradley Arant, which were less than 1% of the law firm’s consolidated gross revenues. The board determined pursuant to the Director Independence Standards that these relationships were not material to Wachovia or the other entity and that none of the above directors or, to the extent applicable, their immediate family members had a direct or indirect material interest in the relationships or transactions with these entities.

The board also determined that Mr. Thompson and Mr. Rady are not independent because each is a Wachovia employee.

Lead Independent Director

The board has long recognized the importance of independent leadership on the board, as evidenced by its designation of a lead independent director in 2000. As provided in the Corporate Governance Guidelines, the independent directors elect the lead independent director, and in February 2007, the independent directors elected Mr. Smith to continue in his role as the board’s lead independent director. The duties and responsibilities of the lead independent director include the following:

•	assisting the Chairman of the Board with board-related matters, including approving board meeting agendas, board meeting schedules and various information sent to the board;

•	serving as the principal liaison between the independent directors and the Chairman of the Board;

•	presiding at any meetings of the non-employee directors or independent directors or at any meetings of the board at which the Chairman of the Board is not present; and

•	any other duties or responsibilities that may be requested by the independent directors or the Chairman of the Board, including, as the lead independent director deems appropriate, calling any meetings of the non-employee directors or independent directors or meeting with any of Wachovia’s executive officers, stockholders or other constituents.

Executive Sessions

The Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions (no management or directors who are also members of management present) at least three times each year. The lead independent director, Mr. Smith, presides at the executive sessions. Four of these executive sessions were held in 2006, including at least one session where only the independent directors were present. The Corporate Governance Guidelines also provide that the board will meet in executive sessions with the Chief Executive Officer at least two times each year to discuss strategic or other key issues regarding Wachovia, and may contact the Chief Executive Officer at any other time to discuss Wachovia’s business.

Director Nomination Process

The Corporate Governance & Nominating Committee is responsible for identifying individuals qualified to become board members and for recommending to the board the individuals for nomination as members of the board. In furtherance of the board’s Corporate Governance Guidelines, the Corporate Governance & Nominating Committee and the board expect to create a board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance & Nominating Committee considers the needs of the board and Wachovia in light of the current mix of director skills and attributes. In addition to requiring that each director possess unquestionable integrity and character, the Corporate Governance & Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding an individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions such as Wachovia. The Corporate Governance & Nominating Committee also takes into consideration the board’s policies outlined in its Corporate Governance Guidelines, including those relating to the board’s retirement policy, the ability of directors to devote adequate time to board and committee matters, and the board’s belief that a substantial majority of the board should consist of independent directors. When the Corporate Governance & Nominating Committee is considering current board members for nomination for reelection, the Committee also considers prior board and committee contributions and performance, as well as meeting attendance records.

The Corporate Governance & Nominating Committee may seek the input of the other members of the board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Corporate Governance & Nominating Committee may use the services of consultants or a search firm, although it has not done so in the past. Each of Mr. Gitt and Ms. Herringer, who are standing for election by Wachovia stockholders for the first time at the meeting, are former directors of Golden West Financial Corporation who were recommend by Golden West and appointed to the board following the Golden West merger. Mr. Proctor, who also is standing for election by Wachovia stockholders for the first time at the meeting, was identified and recommended by the Corporate Governance & Nominating Committee.

The Corporate Governance & Nominating Committee will consider recommendations by Wachovia stockholders of qualified director candidates for possible nomination by the board. Stockholders may recommend qualified director candidates by writing to Wachovia’s Corporate Secretary, at our offices at 301 South College Street, Charlotte, North Carolina 28288-0013. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance & Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Corporate Governance & Nominating Committee uses the same process for evaluating all nominees, including those recommended by stockholders.

In addition, Wachovia’s bylaws contain specific conditions under which persons may be nominated directly by stockholders for election as directors at an annual meeting of stockholders. The provisions include the condition that stockholders comply with the advance notice time frame requirements described under “Other Stockholder Matters.”

Communications with Directors

The board has established a process for stockholders and other interested parties to communicate directly with the lead independent director or with the non-management directors individually or as a group. Any stockholder or other interested party who desires to contact one or more of Wachovia’s non-management directors, including the board’s lead independent director, may send a letter to the following address:

Board of Directors (or lead independent director or name of individual director)
c/o Corporate Secretary
Wachovia Corporation
301 South College Street
Charlotte, North Carolina 28288-0013

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

In addition, as provided on Wachovia’s website at www.wachovia.com under the tab “About Wachovia— Investor Relations” and then under the heading “Corporate Governance Contact Wachovia’s Directors”, any stockholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:

Wachovia Audit Committee
c/o Corporate Secretary
Wachovia Corporation
301 South College Street
Charlotte, North Carolina 28288-0013

Annual Meeting Policy

Directors are expected to attend Wachovia’s annual meeting of stockholders. In furtherance of this policy, Wachovia’s board usually holds one of its regularly scheduled board meetings on the same day as the annual stockholders’ meeting. In 2006, all but one member of the board attended the annual meeting of stockholders.

Code of Conduct & Ethics

Wachovia has had a written code of conduct for many years. The code, which applies to Wachovia’s directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. The Code of Conduct & Ethics is available on Wachovia’s website at www.wachovia.com under the tab “About Wachovia—Investor Relations” and then under the heading “Corporate Governance—Code of Conduct & Ethics”, and is available in print to any stockholder who requests it by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephone at (704) 374-6782. Wachovia intends to post any amendments to or waivers of its Code of Conduct & Ethics (to the extent applicable to Wachovia’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on our website.

Stock Ownership Requirements

Our board has adopted a common stock ownership policy for members of the board and our executive officers. This policy requires our executive officers to own shares of common stock having a value equal to five times base salary in the case of our CEO and Chairman, and four times base salary for all other executive officers. In addition, all of these executives are required to retain ownership of at least 75% of any common stock acquired by them through our stock compensation plans, after taxes and transaction costs. Each of our directors must own common stock or common stock equivalents having a value equal to at least five times the annual cash retainer, which is currently $70,000. In 2005, Wachovia expanded our stock ownership policy to the level of management that reports directly to our executive officers, who must own shares of common stock having a value equal to two times base salary, and have three years to meet this requirement. These ownership levels will be calculated annually and executive officers and directors have three years to meet the minimum level. Our board believes this stock ownership policy substantially enhances stockholder value by materially aligning management’s interest with those of stockholders. See also “Security Ownership of Management”.

Compensation of Directors

[to be included in Definitive Proxy Statement]

Audit Committee Report

As detailed in its charter, the role of the Audit Committee is to assist the board in fulfilling its oversight responsibilities regarding the following:

•	the integrity of Wachovia’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of Wachovia’s independent auditors;

•	the performance of Wachovia’s internal auditors and the independent auditors; and

•	Wachovia’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of Wachovia’s financial statements and its overall financial reporting process and, with the assistance of Wachovia’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of Wachovia’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not full-time employees of Wachovia.

In the performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors. Management has represented, and the independent auditors have confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Wachovia is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditors’ independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the board that the audited financial statements be included in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the SEC.

Joseph Neubauer, Chair
John D. Baker, II
John T. Casteen, III
Jerry Gitt
Lanty L. Smith

Security Ownership of Management

The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of February 12, 2007, by each nominee for director, each incumbent director, the executive officers named in the summary compensation table, and all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the 1934 Act, by all directors, nominees and executive officers as a group totals approximately [    ●    ]% of the outstanding common stock as of February 12, 2007.

Name of Individual	Common Stock (2)

John D. Baker, II (1)	54,720
Robert J. Brown (4)	23,419
Peter C. Browning (1)	27,840
David M. Carroll (3)	964,215
John T. Casteen, III	29,725
Stephen E. Cummings (1) (3)	478,424
Jean E. Davis (3)	786,656
Jerry Gitt	1,863
William H. Goodwin, Jr.	1,110,402
Maryellen C. Herringer (1)	17,850
Robert A. Ingram	40,946
Donald M. James (3)	29,043
Benjamin P. Jenkins, III (1) (3)	1,572,243
Robert P. Kelly (1) (3)	34,847
Wallace D. Malone, Jr. (1) (3)	7,575,008
Mackey J. McDonald	43,571
Joseph Neubauer	50,353
Timothy D. Proctor	1,423
Ernest S. Rady (3) (5)	35,858,649
Van L. Richey (3)	28,617
Ruth G. Shaw (1)	42,173
Lanty L. Smith	127,430
G. Kennedy Thompson (1) (3)	3,762,178
John C. Whitaker, Jr.	52,623
Thomas J. Wurtz (3) (5)	253,338
Dona Davis Young (1)	34,138
All directors, nominees, Named Officers and executive officers as a group (31 persons)	55,153,722

(1)	The foregoing directors, nominees and named executive officers have sole voting and investment power over the shares of common stock beneficially owned by them on February 12, 2007, except for the following shares over which the directors, nominees and named executive officers share voting and/or investment power: Mr. Baker: 11,630 shares; Mr. Browning: 3,500 shares; Mr. Cummings: 2,400 shares; Ms. Herringer: 3,900 shares; Mr. Jenkins: 37,200 shares; Mr. Kelly: 11,573 shares; Mr. Malone: 1,098,653 shares; Dr. Shaw: 700 shares; Mr. Thompson: 42,726 shares; and Ms. Young: 6,873 shares.

(2)	The amounts reported include the number of units of common stock equivalents held by directors, as of February 12, 2007, under deferred compensation arrangements, rounded down to the nearest whole share, as follows: Mr. Baker: 22,761 units; Mr. Brown: 21,432 units; Mr. Browning: 23,937 units; Mr. Casteen: 23,346 units; Mr. Gitt: 1,338 units; Mr. Goodwin: 54,402 units; Ms. Herringer: 1,338 units; Mr. Ingram: 36,546 units; Mr. James: 8,413 units; Mr. McDonald: 41,141 units; Mr. Neubauer: 42,025 units; Mr. Proctor: 1,423 units; Mr. Richey: 9,937 units; Dr. Shaw: 40,473 units; Mr. Smith: 94,430 units; Mr. Whitaker: 40,082 units; Ms. Young: 27,264 units; and all directors as a group: 490,288 units. These units will be paid in cash, based on the fair market value of the common stock at the time of payment, which would generally occur following retirement as a director. There are no voting rights with respect to these units. In addition, the following directors own shares of Wachovia Dividend Equalization Preferred shares as of February 12, 2007, which securities do not have voting rights at the meeting: Mr. Rady: 4,400 shares; and Ms. Young: 2,000 shares. See “Corporate Governance Policies and Practices—Compensation of Directors”.

(3)	Included in the shares set forth above are the following shares held under certain of Wachovia’s employee benefit plans, including options exercisable on February 12, 2007, or within 60 days thereafter, by each of the following named executive officers and by all of the directors and all of our executive officers as a group: Mr. Carroll: 785,219 shares; Mr. Cummings: 305,267 shares; Ms. Davis: 657,824 shares; Mr. James: 2,670 shares; Mr. Jenkins: 1,338,654 shares; Mr. Kelly: 3,062 shares; Mr. Malone: 4,677,883 shares; Mr. Rady: 138,320 shares; Mr. Richey: 2,670 shares; Mr. Thompson: 3,062,127 shares; Mr. Wurtz: 182,404 shares; and members of the group (including the foregoing): 12,786,331 shares. Non-employee directors are not eligible to participate in any of Wachovia’s stock option or other employee benefit plans. Messrs. James and Richey were granted options pursuant to SouthTrust Corporation stock option plans, which Wachovia assumed in that merger.

(4)	Mr. Brown is retiring as a director as of the meeting but was a director as of the record date for the meeting.

(5)	Of the shares owned by Mr. Rady and certain entities that he controls, 11,328,301 of such shares have been pledged as security in lending transactions in the ordinary course of business for those entities. Of the shares owned by Mr. Wurtz, 27,941 of such shares are subject to pledge in a securities brokerage account.

Security Ownership of Certain Beneficial Owners

We are not aware of any stockholder who was the beneficial owner of more than 5% of the outstanding shares of common stock on the record date, except for Barclays Global Investors, NA and affiliated entities, 45 Fremont Street, San Francisco, California 94104, bank and investment advisors that, based on a Schedule 13G filed with the SEC, were the holders of 106,626,899 shares of common stock as of December 31, 2006, or approximately 5.6% of the outstanding shares of common stock as of such date. The Barclays entities indicated that they hold such shares for accounts under Barclays’ discretionary management and not for their own account. The Barclays entities also indicated that they have sole voting power with respect to 93,326,113 of such shares and sole dispositive power over all of them.

Executive Compensation

[to be included in Definitive Proxy Statement]

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Brown, Browning, Ingram, McDonald, Proctor and Dr. Shaw, none of whom is, or has been, an officer or employee of Wachovia. See “Other Matters Relating to Executive Officers and Directors and Related Party Transactions Policy.”

Compensation Discussion & Analysis

[to be included in Definitive Proxy Statement]

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Wachovia management the “Compensation Discussion & Analysis” presented in this proxy statement. Based on that review and discussion with Wachovia management, the Compensation Committee recommended to the Wachovia board of directors that the Compensation Discussion & Analysis be included in Wachovia’s 2006 Annual Report on Form 10-K (as incorporated by reference to this proxy statement).

Ruth G. Shaw, Chair
Robert J. Brown
Peter C. Browning
Robert A. Ingram
Mackey J. McDonald
Timothy D. Proctor

Performance Graph

The following graph compares (i) the yearly change in the cumulative total stockholder return on Wachovia common stock with (ii) the cumulative return of the Standard & Poor’s 500 Stock Index (“S&P 500”), and the Keefe, Bruyette & Woods, Inc. Bank Stock Index (“BKX”). The graph assumes that the value of an investment in Wachovia common stock and in each index was $100 on December 31, 2001, and that all dividends were reinvested. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

The S&P 500 and the BKX are market-capitalization-weighted indices, meaning that companies with a higher market value count for more in the indices. The BKX includes the 24 bank holding companies with the largest market capitalizations in the U.S.

	December 31,
	2001	2002	2003	2004	2005	2006
Wachovia	$100.00	119.52	157.56	184.03	191.93	214.98
S&P 500	100.00	77.90	100.24	111.15	116.61	135.02
BKX	100.00	89.33	120.08	132.41	136.62	159.87

Other Matters Relating to Executive Officers and Directors and Related Party Transactions Policy

Our executive officers and directors (including their immediate family members and organizations with which they are affiliated) are customers of ours and, in some cases, have lending relationships with Wachovia’s banking subsidiaries. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers not related to Wachovia and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Wachovia and its affiliated entities, and we in turn provide services, including retail brokerage, investment banking and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons. See “Corporate Governance Policies and Practices—Director Independence”. During 2006, Wachovia engaged in transactions in the ordinary course of business with Barclays Bank plc and certain of its affiliated entities. Barclays Bank plc is the ultimate parent company of Barclays Global Investors, NA, which together with affiliated entities, beneficially owned more than 5% of the outstanding shares of Wachovia common stock as of December 31, 2006. See “Security Ownership of

Certain Beneficial Owners”. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties and such transactions were effected prior to Wachovia’s adoption of the related party transactions policy described below.

Wachovia’s Code of Conduct & Ethics and the board’s Corporate Governance Guidelines provide guidance for addressing actual or potential conflicts of interests matters, including those that may arise from transactions and relationships between Wachovia and its executive officers or directors. In order to provide further clarity and guidance on these matters, the board recently adopted a written policy regarding the review and approval of related party transactions, including those described above and under “Corporate Governance Policies and Practices—Director Independence”. The policy generally provides that the Corporate Governance & Nominating Committee will review and approve in advance, or will ratify, all related party transactions between Wachovia and Wachovia’s directors, executive officers, and persons known by Wachovia to own more than 5% of Wachovia’s common stock, and any of their immediate family members. Related party transactions include transactions or relationship involving Wachovia and amounts in excess of $120,000 and in which the above related parties have a direct or indirect material interest. Under the policy, the failure to approve a related party transaction in advance would not invalidate the transaction or violate the policy as long as it is submitted to the Corporate Governance & Nominating Committee for review and ratification as promptly as practicable after entering into the transaction.

Wachovia has various procedures in place to identify potential related party transactions, and the Corporate Governance & Nominating Committee works with management and Wachovia’s Legal Division in reviewing and considering whether any identified transactions or relationships are covered by the policy. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the Corporate Governance & Nominating Committee, including transactions or relationships where the related party serves solely as a non-management director or trustee and ordinary course customer relationships such as the banking and lending relationships described above. Wachovia has other policies and procedures in place to ensure compliance with applicable bank regulatory requirements regarding those banking and lending relationships. In determining whether to approve or ratify a transaction or relationship that is covered by the policy, the Corporate Governance & Nominating Committee considers, among other things,

•	the identity of the parties involved in the transaction or relationship;

•	the business purpose and rationale of the transaction or relationship;

•	the terms of the transaction, including whether those terms are fair to Wachovia and are substantially comparable with the terms of transactions or relationships with nonaffiliated persons;

•	whether the transaction or relationship would impair the director’s independence; and

•	the extent that the transaction or relationship would present an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related party, the nature of the related party’s interest and the significance of the transaction or relationship to Wachovia.

A copy of the policy is available on Wachovia’s website at www.wachovia.com under the tab “About Wachovia—Investor Relations” and then under the heading “Corporate Governance—Related Party Transactions Policy”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the directors and executive officers subject to that Section to file reports with the SEC and the NYSE relating to their ownership of Wachovia common stock and Dividend Equalization Preferred shares and any changes in that ownership. To our knowledge, based solely on a review of copies of the reports that we received and written representations from the individuals required to file the reports, during the year ended December 31, 2006, all Section 16(a) reports applicable to directors and executive officers were filed on a timely basis, except as set forth in prior proxy statements and except for a late filing by: Ernest S. Rady, a director, relating to the exercise of 16,999 stock options in December 2006. In the situation noted above, the failure to file a timely report was inadvertent and promptly corrected after discovery of the reporting obligation.

PROPOSAL 2.	PROPOSAL TO AMEND WACHOVIA’S ARTICLES OF INCORPORATION TO ELIMINATE THE PROVISIONS CLASSIFYING THE TERMS OF THE BOARD OF DIRECTORS

The North Carolina Business Corporation Act provides that, unless specified in a corporation’s articles of incorporation or bylaws, directors serve one-year terms between annual meetings of stockholders. Wachovia’s articles of incorporation currently provide that Wachovia’s board of directors will be divided into three classes, each class to be as nearly equal in number as possible to each other class, with directors in each class serving staggered three-year terms. At each annual meeting of stockholders, only one class of directors are chosen by the stockholders for a term of three years to succeed those directors whose term expires at that meeting. The articles of incorporation also provide, as permitted by North Carolina law, that the affirmative vote of not less than 80% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, is required to amend or repeal our classified board.

As previously referenced in Proposal 1, our board, with the assistance of the Corporate Governance & Nominating Committee, has conducted an evaluation of whether Wachovia’s classified board structure continues to be in the best interests of Wachovia and its stockholders. In conducting its evaluation, the board considered that the general purposes of the classified board are to promote stability and continuity in leadership on the board and provide the board with a greater opportunity to protect the interests of stockholders from abusive takeover tactics in the event of an unsolicited takeover offer. The board also considered that some corporate governance experts and institutional stockholders believe that a classified board reduces accountability to stockholders because it prevents stockholders from evaluating all directors on an annual basis. In addition, the board recognized that the annual election of directors continues to evolve as a “best practice” in corporate governance. After a careful review, the board has determined that it would be in the best interests of Wachovia and its stockholders to take steps to eliminate the classified board.

Attached as Appendix B to this proxy statement is Section 7 of our articles of incorporation as we propose to amend it. Appendix B is incorporated herein by reference and stockholders are encouraged to read Appendix B in its entirety.

If this proposal is adopted, Wachovia would amend our articles of incorporation as provided in Appendix B to eliminate the provisions requiring a classified board of directors. By removing these provisions, the term of directors will be governed by North Carolina law, which as mentioned above provides for one-year terms. If adopted at the meeting, Wachovia directors would stand for election annually, beginning at Wachovia’s 2008 annual meeting of stockholders. Under North Carolina law, all directors, including those directors elected at this 2007 annual meeting of stockholders, would continue to serve the remainder of their terms. However, the terms of Class I directors expire at the 2008 annual meeting of stockholders, and in order to facilitate the immediate transition from classified terms to annual terms, the directors in classes II and III are expected to tender their resignations, and be reappointed by the board prior to the 2008 annual meeting of stockholders, so that all directors will be elected for a one-year term at that meeting. If Proposal 2 is approved by stockholders, the board will adopt conforming amendments to Wachovia’s bylaws regarding declassifying the board.

Approval of Proposal 2 to amend our articles of incorporation to declassify the board requires the affirmative vote of at least 80% of the outstanding shares of Wachovia common stock entitled to vote at the meeting. If this proposal does not receive the required number of votes in favor, Wachovia’s articles of incorporation will not be amended and our directors will continue to serve three-year terms as our articles of incorporation currently provide.

If approved, this amendment will become effective upon the filing of articles of amendment to Wachovia’s articles of incorporation with the Secretary of State of North Carolina. Wachovia would make this filing promptly after approval of the proposal at the meeting.

Wachovia’s board of directors have determined that the proposal to amend our articles of incorporation to eliminate the provisions classifying the terms of our board is in Wachovia’s and our stockholders’ best interests. Accordingly, Wachovia’s board has approved this amendment and recommends that Wachovia stockholders approve this amendment by voting “FOR” this proposal.

The board recommends that stockholders vote “FOR” this proposal. Approval of this proposal requires the affirmative vote of 80% of the shares entitled to vote at the meeting. Abstentions and votes not cast will have the same effect as votes against this proposal. Therefore, your vote is important and we urge you to vote “FOR” this proposal.

PROPOSAL 3.	PROPOSAL TO AMEND WACHOVIA’S ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The board of directors recommends that stockholders approve an amendment to Wachovia’s articles of incorporation to provide for majority voting in uncontested director elections. The North Carolina Business Corporation Act provides that, unless specified otherwise in a company’s articles of incorporation, a director is elected by a plurality of the votes cast. Wachovia’s articles of incorporation do not specify any voting standard required in director elections and, therefore, Wachovia’s directors are elected by plurality vote. “Plurality” voting means that the nominees receiving the largest number of affirmative votes cast are elected directors up to the maximum number of directors to be elected, regardless of the number of “withheld” votes or whether affirmative votes constitute a majority of the votes cast.

In February 2006, our board of directors amended its Corporate Governance Guidelines to provide for a policy regarding majority voting in the election of directors. The policy provides that in an uncontested election (i.e., an election where the only nominees are those proposed by the board), a nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” his or her election must promptly tender his or her resignation to the Corporate Governance & Nominating Committee. The Corporate Governance & Nominating Committee will consider the resignation and recommend to the board whether to accept or reject it. The board, with the recommendation of the Corporate Governance & Nominating Committee, then must accept or reject the resignation within 90 days following the stockholders’ meeting and must explain its decision in a publicly available SEC filing.

At the time of adopting the director resignation policy, the Corporate Governance & Nominating Committee and the board recognized that the majority vote standard was an evolving concept. The Corporate Governance & Nominating Committee and the board have continued to monitor best practices in this area, and recently many public companies have amended their charter or bylaws to provide for straight majority voting rather than the current plurality standard. The board, with the assistance of the Corporate Governance & Nominating Committee, has engaged in a further evaluation of the majority vote standard and, after careful consideration, believes it is in the best interests of Wachovia and its stockholders to enhance Wachovia’s majority vote standard by amending Wachovia’s articles of incorporation to provide for majority voting in uncontested director elections.

Our board, based on the recommendation of the Corporate Governance & Nominating Committee, proposes to amend Wachovia’s articles of incorporation to provide that a nominee for director in an uncontested election will be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The amendment provides that an uncontested election is where (i) no stockholder has submitted to Wachovia’s secretary a notice of an intent to nominate a candidate for election at a stockholders’ meeting in accordance with the advance notice procedures described in Wachovia’s bylaws or (ii) if a notice has been submitted, it has been withdrawn in writing on or before the tenth day preceding the date that Wachovia first mails its notice of the stockholders’ meeting. In all director elections other than uncontested elections, directors will be elected by a plurality of the votes cast at the stockholders’ meeting.

Under North Carolina law, if an incumbent director is not re-elected at an annual meeting of stockholders, then, even though his or her term has expired, the incumbent director continues to serve in office as a “holdover” director until his or her successor is elected or until there is a decrease in the number of directors. North Carolina law further provides that if the stockholders fail to elect the full authorized number of directors, the board of directors may fill the vacancy by electing a successor. In addition, Wachovia’s articles of incorporation authorize the board to reduce the size of the board to no fewer than nine directors. Accordingly, to address holdover situations the amendment to Wachovia’s articles of incorporation also provides that if a director fails to receive the required majority vote, the board may decrease the number of directors, fill any vacancy, or take other appropriate action.

If Proposal 3 is approved, the board is expected to amend its Corporate Governance Guidelines to modify its existing director resignation policy in order to make it consistent with North Carolina law. Directors would no longer be required to tender their resignation if they fail to receive the required majority vote since the board can unilaterally address a holdover situation. Rather, the revised provision would provide that in the event an incumbent director fails to receive the required majority vote for election, the board of directors may decrease the number of directors, fill any vacancy, or take other appropriate action, taking into account the recommendation of the Corporate Governance & Nominating Committee. The board would act on the Corporate Governance & Nominating Committee’s recommendation within 90 days following the date of the stockholders’ meeting at which the election occurred, and would promptly disclose its decision in a Form 8-K filed with the SEC. In addition, the provision would provide that to the extent practicable and as permitted by North Carolina law, any director who fails to receive the required majority vote would not participate in the Corporate Governance & Nominating Committee’s recommendation or the board’s consideration of the matter. If stockholders approve Proposal 3, the board also will approve conforming amendments to Wachovia’s bylaws regarding the election of directors.

Approval of Proposal 3 to amend our articles of incorporation to provide for majority voting in uncontested director elections requires the affirmative vote of a majority of the votes cast on Proposal 3 at the meeting. If the proposed amendment is approved, a new paragraph 12 will be added to Wachovia’s articles of incorporation, as described in the attached Appendix C to this proxy statement. Appendix C is incorporated herein by reference and stockholders are encouraged to read Appendix C in its entirety.

If approved, this amendment will become effective upon the filing of articles of amendment to Wachovia’s articles of incorporation with the Secretary of State of North Carolina. Wachovia would make this filing promptly after approval of the proposal at the meeting. The new majority vote standard would then be applicable to the election of directors at the 2008 annual meeting of stockholders.

Wachovia’s board of directors has determined that the proposal to amend our articles of incorporation to provide for majority voting in uncontested director elections is in Wachovia’s and our stockholders best interests. Accordingly, Wachovia’s board has approved this amendment and recommends that Wachovia stockholders approve this amendment by voting “FOR” this proposal.

The board recommends that stockholders vote “FOR” this proposal. Approval of this proposal requires the affirmative vote of a majority of the votes cast on Proposal 3 at the meeting. Proxies, unless indicated to the contrary, will be voted “FOR” this proposal.

PROPOSAL 4.	PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS

The Audit Committee of the board has appointed KPMG LLP as Wachovia’s auditors for the year 2007 and, in accordance with established policy, that appointment is being submitted to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditors’ appointment for 2008.

KPMG LLP were our auditors for the year ended December 31, 2006, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

The following table sets forth the aggregate fees for professional services provided by KPMG LLP to Wachovia for the calendar years 2006 and 2005.

FEES PAID TO INDEPENDENT AUDITORS

	2006	2005

Audit Fees (1)	$21,260,660	17,123,875
Audit-Related Fees (2)	7,034,986	6,660,637
Tax Fees (3)	3,680,131	4,429,903
All Other Fees (4)	19,747	555,355

Total Fees	$31,995,524	28,769,770

(1)	These are fees paid for professional services rendered for the audit of Wachovia’s annual consolidated financial statements and internal controls, for the reviews of the consolidated financial statements included in Wachovia’s quarterly reports on Form 10-Q, and for services normally provided in connection with statutory or regulatory filings or engagements.

(2)	These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above, including fees relating to audits of financial statements of employee benefit plans and certain subsidiaries, internal control reports, and internal control related services.

(3)	These are fees paid for professional services rendered for tax compliance, tax planning, and tax advice. For 2006 and 2005, tax fees included tax compliance fees of approximately $3.4 million and $2.8 million, respectively.

(4)	These are fees paid for permissible work performed by KPMG LLP that does not meet the above categories, consisting of risk management services, merger integration assistance, forensic services and business process reviews.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee pre-approves all audit, audit-related and non-audit services provided by our independent auditors, KPMG LLP, prior to the engagement of KPMG LLP with respect to those services. Generally, prior to or at the beginning of each year, Wachovia’s management submits to the Audit Committee detailed information regarding the specific audit, audit-related and permissible non-audit services with respect to which it recommends the Committee engage the independent auditors to provide for the fiscal year. Management discusses the services with the Audit Committee, including the rationale for using our independent auditors for non-audit services, including tax services, and whether the provision of those non-audit services by KPMG LLP is compatible with maintaining the auditors’ independence. Thereafter, any additional audit, audit-related or non-audit services that arise and that were not submitted to the Audit Committee for pre-approval at the beginning of the year are also similarly submitted to the Audit Committee for pre-approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. All such pre-approvals are then reported to the entire Committee at the next Committee meeting.

In the Matter of KPMG LLP Certain Auditor Independence Issues.  As Wachovia has disclosed in our 2006 Annual Report on Form 10-K, the Securities and Exchange Commission has requested Wachovia to produce certain information concerning any agreements or understandings by which Wachovia referred clients to KPMG LLP during the period January 1, 1997 to November 2003 in connection with an inquiry regarding the independence of KPMG LLP as Wachovia’s outside auditors during such period. Wachovia is continuing to cooperate with the SEC in its inquiry, which is being conducted pursuant to a formal order of investigation entered by the SEC on October 21, 2003. Wachovia believes the SEC’s inquiry relates to certain tax services offered to Wachovia customers by KPMG LLP during the period from 1997 to early 2002 and whether these activities might have caused KPMG LLP not to be “independent” from Wachovia, as defined by applicable accounting and SEC regulations requiring auditors of an SEC-reporting company to be independent of the company. Wachovia and/or KPMG LLP received fees in connection with a small number of personal financial consulting transactions related to these services. KPMG LLP has confirmed to Wachovia that during all periods covered by the SEC’s inquiry, including the present, KPMG LLP was and is “independent” from Wachovia under applicable accounting and SEC regulations. The Audit Committee carefully considered all available relevant information about this matter, including during its discussions regarding the auditors’ independence described in “Audit Committee Report”, when making its determination to appoint KPMG LLP as our auditors for 2007.

See also “Proposal 1—Audit Committee Report”.

The board recommends that stockholders vote “FOR” this proposal. Proxies, unless indicated to the contrary, will be voted “FOR” this proposal.

PROPOSAL 5.	A STOCKHOLDER PROPOSAL REGARDING NON-BINDING STOCKHOLDER VOTE RATIFYING EXECUTIVE COMPENSATION

The American Federation of State, County and Municipal Employees Pension Plan, of 1625 L Street, N.W., Washington, DC 20036, an owner of 12,403 shares of Wachovia common stock, has advised Wachovia that it intends to present the following proposal and supporting statement at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, that are presented as received by Wachovia and for which Wachovia and our board accept no responsibility, are set forth below.

“RESOLVED, that stockholders of Wachovia Corporation (“Wachovia”) urge the board of directors to adopt a policy that Wachovia stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Wachovia has not always been structured in ways that best serve stockholders’ interests. For example, in 2005 Chairman and CEO G. Kennedy Thompson received $17,321 for taxes associated with personal use of company aircraft. And non-retired Vice Chairman Wallace Malone received total compensation calculated at $12,397,855 for 2005.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives stockholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Wachovia’s board to allow stockholders to express their opinion about senior executive compensation at Wachovia by establishing an annual referendum process. The results of such a vote would, we think, provide Wachovia with useful information about whether stockholders view the company’s senior executive compensation, as reported each year, to be in stockholders’ best interests.

We urge stockholders to vote for this proposal.”

Position of the Board

Wachovia’s board recommends that stockholders vote “AGAINST” the proposal set forth above for the following reasons:

•	Wachovia already has a more direct, effective process in place for stockholders to communicate with our board of directors;

•	The proposal would create more confusion than clarity, to the detriment of Wachovia stockholders; and

•	Wachovia already has a very deliberate, thoughtful process for determining executive compensation.

The board believes strongly in Wachovia stockholders having the mechanisms to provide input to the board. In contrast to the proponent’s assertion that Wachovia stockholders do not have enough mechanisms for providing input to our board on executive compensation, Wachovia stockholders already have the ability to directly contact any or all of our board members. As set forth above under “Corporate Governance Policies and Practices — Communications with Directors”, Wachovia stockholders may contact any director at: Board of Directors (or lead independent director or name of individual director); c/o Corporate Secretary; Wachovia Corporation; 301 South College Street; Charlotte, North Carolina 28288-0013. The board believes this is the most effective means for Wachovia stockholders to provide input to it on any subject of interest to stockholders, including executive compensation. The board believes that the proposal represents a less effective method of influencing the board because it is an inefficient manner of expressing support or criticism of executive compensation. The board believes direct communications are more effective and accurate because it allows stockholders to voice specific observations or objections directly to the decision-makers before decisions are made, as opposed to voting on the results of those decisions. The board believes that the advisory vote in the proposal will not provide the Compensation Committee with meaningful insight into specific stockholder concerns that it could address when considering Wachovia’s compensation program. Direct communications are the most effective, most accurate voice Wachovia stockholders have in expressing concerns with our board and eliminate the need for the board and the Compensation Committee to attempt to interpret the results of the proposal’s referendum.

Rather than simplify communications with the board, the board believes that the proposal would create confusion as to how the board, the Compensation Committee, and Wachovia interpret the results of the non-binding referendum. The lack of clarity as to the meaning of the vote results would eliminate any benefits the proposal seeks to employ. Stockholders vote “for” or “against” matters for many different reasons and the board and the Compensation Committee would be left attempting to interpret the results under the proposed referendum. For example, if stockholders vote in favor of the executive compensation, the Compensation Committee is not able to determine if the vote signifies approval of Wachovia’s overall practices or if the vote merely signifies approval of a particular individual’s compensation or a particular component of the total compensation. Conversely, if stockholders voted against the executive compensation, the Compensation Committee does not have clarity with what aspect of executive compensation stockholders did not agree. Instead of encouraging stockholders to take advantage of Wachovia’s current direct communication policy, the proposal advocates substituting a narrower, more confusing and less effective mechanism.

To Wachovia’s knowledge, none of our peers and competitors would be similarly bound by a referendum on compensation. The board believes this would make it more difficult for Wachovia to attract and retain senior management. In our industry, human capital is our most important asset, and we believe that adoption of the proposal could lead to a perception among senior executives and top producers that compensation opportunities at Wachovia may be limited or negatively affected by the advisory vote when compared with opportunities at our competitors. In addition, if implemented, our board’s decisions regarding executive compensation would be subject to second guessing and this may impair Wachovia’s ability to attract and retain individuals willing to serve as a director of Wachovia, to the detriment of our stockholders.

As outlined in “Compensation Discussion & Analysis”, the Compensation Committee has a very deliberate and thoughtful process for setting compensation targets and determining awards for Wachovia’s executives. That process occurs at all Compensation Committee meetings that take place throughout the year. As outlined in this proxy statement, executive compensation determinations are a complex and demanding process and Wachovia’s board exercises great care and discipline in its analysis and decision-making. The Compensation Committee has directly engaged an independent, executive compensation expert whose firm has no other significant business relationship with Wachovia. The advice of this expert is used in establishing peer groups, compensation targets and determining awards. The board believes that the Compensation Committee and it advisors are much better informed as to competitive practices in the industry, Wachovia’s relative financial performance position and the appropriate compensation for this performance than would be possible through an unstructured, undefined referendum. Establishing executive compensation involves balancing numerous business considerations against competitive pressures and is an undertaking for which the board and the Compensation Committee are uniquely suited and should maintain responsibility. The results of the non-binding referendum in the proposal could have a chilling effect on the Compensation Committee’s deliberations because the Compensation Committee would not have any specificity from the results of the referendum as to what part of Wachovia’s executive compensation program produced the voting results. As a result, the proposal may place undue pressure on the Compensation Committee to compensate Wachovia executives below competitive levels that would cause great harm to Wachovia stockholders and circumvent the purposes of Wachovia’s executive compensation program as discussed in “Compensation Discussion & Analysis”. The Compensation Committee is charged with exercising its fiduciary duties to set compensation that is in the best interests of Wachovia’s stockholders and this responsibility should not be subject to stockholder vote after the fact.

WACHOVIA’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED “AGAINST” THIS PROPOSAL.

PROPOSAL 6.	A STOCKHOLDER PROPOSAL REGARDING QUALIFICATIONS OF DIRECTOR NOMINEES

Hilda Kaplis and Sydney Kaplis Kay, of 5718 Harvest Hill Road, Dallas, Texas 75230-1253, owners of 317 shares of Wachovia common stock, have advised Wachovia that they intend to present the following proposal and supporting statement at the meeting. In accordance with applicable proxy regulations, the proposal that is presented as received by Wachovia and for which Wachovia and our board accepts no responsibility, is set forth below.

“Qualifications for Director Nominees

WHEREAS MOST of the corporate Boards in the United States are currently made up of present or past Chairmen/CEOs/Presidents having considerable executive background experiences in a wide variety of businesses.

WHEREAS MOST of the Director Nominees come from businesses totally different from that of the company to which they have been nominated to serve on its independent executive governance Board.

WHEREAS It is known, throughout the financial industry, that Director Nominees are often appointed by Chairmen/CEOs with the power and influence to create their own Boards. John Kenneth Galbraith, the renown economist, said, “Senior Executives in the great corporations of this country set their own salaries...and stock option deals...subject to the approval of the Board of Directors that they have appointed. Not surprisingly, the Directors go along.” (The Dallas Morning News, 1-16-2000, p. 1/10J)

WHEREAS Sir J.E.E. Dalberg said, “Power tends to corrupt and absolute power corrupts absolutely.”

WHEREAS Such Directors have been called “Puppets” by the author of this Proposal; “Flunkies” by David Broder of The Washington Post, and “Rubber-stampers” by Steve Hamm of BusinessWeek magazine.

WHEREAS Currently, ALL the non-employee Directors, COMBINED, often do not own enough shares in the corporation to which they have been nominated to have genuine feelings of fiduciary responsibility to its shareholders. Their allegiance tends to be directed toward the Chairmen-CEOs who nominated them, revealed in the enormously distorted Compensation Packages given to the Principal Executives that are totally unrelated to Performance year after year after year.

WHEREAS To have a truly independent executive governance Board, the Nominees must come from sources over which the Chairmen-CEO, and other Principal Executives in the corporation, have no control.

WHEREAS NO salaried employees shall qualify as a Director Nominee: their presence on the Board corrupts and destroys its function as a totally independent executive governance body.

THEREFORE, it is recommended and requested that, beginning with the 2008 annual meeting of shareholders, all Director Nominees be:

1.	Individual Investors who shall, for the past five (5) years, have been, and currently are, the sole owner of at least five million DOLLARS ($5,000,000) of the corporation’s shares, and/or

2.	Representatives from Mutual, Pension, State Treasury Funds or Foundations that hold at least two million (2,000,000) SHARES in the corporation to which they are being nominated..”

Position of the Board

Wachovia’s board recommends that stockholders vote “AGAINST” the proposal set forth above for the following reasons:

•	The Corporate Governance & Nominating Committee’s present process for identifying qualified individuals to serve as director already ensures that Wachovia’s board consists of experienced and independent directors and, therefore, the proposal’s stock ownership and other qualification requirements are unnecessary;

•	Wachovia’s board believes that the proposal, if adopted, would be harmful to Wachovia and its stockholders because its requirements would immediately disqualify substantially all of the board’s existing directors from serving as a director in the future and would unnecessarily limit the available pool of qualified director candidates for Wachovia;

•	The board’s existing stock ownership policy for directors is a more flexible way of ensuring that director and stockholder interests are aligned.

The board strongly believes that it would not be in the best interests of Wachovia and its stockholders to adopt this proposal. The board believes that its present nominating process already ensures that experienced, dedicated, and independent directors serve on Wachovia’s board and that the arbitrary stock ownership and other qualification requirements for director nominees that would be mandated by the proposal are unnecessary and would be harmful to stockholders.

As described under “Corporate Governance Policies and Practices — Director Nomination Process”, the Corporate Governance & Nominating Committee, which consists solely of independent directors, has developed a process for identifying, and recommending to the board, individuals qualified to become Wachovia directors. In evaluating current members of the board and new candidates, the Corporate Governance & Nominating Committee considers the needs of the entire board and Wachovia in light of the current mix of director skills and attributes, and considers a variety of issues and factors in assessing the qualifications of individual director nominees, including the individual’s business experience and background, financial expertise, reputation, diversity, and knowledge and experience in matters impacting financial institutions such as Wachovia. The Corporate Governance & Nominating Committee also considers the board’s policies outlined in the board’s Corporate Governance Guidelines, including those relating to the ability of directors to devote time to board and committee matters and the board’s belief that a substantial majority of the board should consist of independent directors. Wachovia believes that its nominating process has resulted in a strong board that is highly experienced, dedicated and well equipped to serve Wachovia and its stockholders. The board also has strong independent leadership, as evidenced by the existence of a lead independent director and 89% of the members of the board being considered independent directors as determined in accordance with NYSE rules and the board’s independence standards. The board, therefore, strongly disagrees with the proposal’s suggestion that its board can only be independent and effective if all director nominees satisfy the stock ownership and other requirements specified in the proposal, and believes that the proposal is unnecessary.

In addition to being unnecessary, the board believes that the proposal, if implemented, would be harmful to Wachovia and its stockholders. For example, if adopted, the proposal’s stock ownership requirements would disqualify for nomination in 2008 as many as 16 of Wachovia’s 19 existing directors, including 16 of its outside, independent directors. As a result, there would be an immediate and extreme turnover in the membership of the board that would be detrimental to Wachovia and its stockholders. Wachovia is a complex, diversified financial services company and its stockholders clearly benefit from having a solid core of active, knowledgeable and experienced directors. The implementation of the proposal would result in a board with a significant number of new directors unfamiliar with, and inexperienced in, Wachovia’s operations and its long-term strategy. Moreover, the strict stock ownership and other requirements would significantly and unnecessarily limit the available pool of qualified director candidates for Wachovia. In addition to disqualifying existing Wachovia directors, it is very likely that the proposal’s arbitrary stock ownership requirements would disqualify many future candidates for director who would have superior qualifications, but would not satisfy the proposal’s requirements. Wachovia and its stockholders, therefore, would be denied the services of talented individuals, some of whom may end up serving as directors for other financial services companies. There also would be no guarantee that Wachovia would be able to identify either individual investors satisfying the stock ownership requirements or representatives from the specific groups identified in the proposal who would be both qualified to serve as a director of the fourth largest banking company in the United States and willing to serve as a director. Accordingly, the board believes that limiting the Corporate Governance & Nominating Committee’s and the board’s ability to consider qualified director nominees by imposing arbitrary stock ownership requirements would be harmful to stockholders and is not justified, especially given the current strength of the board and its present nominating process.

The board, however, recognizes the importance of aligning the board’s interests with those of stockholders. The board has already adopted a common stock ownership policy for members of the board, which requires that directors own common stock or common stock equivalents having a value equal to at least five times the annual cash retainer, which is currently $70,000. Under the policy, the directors have three years from first becoming a director to meet the minimum requirements. The board believes that its stock ownership policy is a more appropriate method of aligning interests because it allows new directors to meet requirements over time rather than automatically barring otherwise qualified directors from serving as directors.

WACHOVIA’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED “AGAINST” THIS PROPOSAL.

PROPOSAL 7.	A STOCKHOLDER PROPOSAL REGARDING REPORTING POLITICAL CONTRIBUTIONS

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, an owner of 1,067 shares of Wachovia common stock, has advised Wachovia that it intends to present the following proposal and supporting statement at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, that are presented as received by Wachovia and for which Wachovia and our board accept no responsibility, are set forth below.

“Shareholder Proposal

Resolved, that the shareholders of Wachovia (“Wachovia” or the “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the Company’s funds contributed to any of the organizations described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to contribute;

c.	The internal guidelines or policies, if any, governing the Company’s political contributions.

This report shall be presented to the Board of Directors’ Audit Committee or other relevant oversight committee, and posted on the Company’s website.

Supporting Statement

As long-term shareholders of Wachovia, we support policies that apply transparency and accountability to corporate political giving. Absent a system of accountability, we believe that corporate executives will be free to use the Company’s assets for political objectives that are not in the interests of the Company and its shareholders. We are concerned that there is currently no single source of information that provides all of the information sought by this resolution.

Working Americans do business with our Company as depositors and brokerage clients. They invest their retirement savings through Wachovia and own shares in the Company itself. We believe these relationships are based on the expectation of trust in Wachovia. In our view, this trust is imperiled by Wachovia’s partisan role in the national debate on Social Security that affects the retirement security of our Company’s depositors and investors.

Our Company has been a member of the Alliance for Worker Retirement Security (“AWRS”), which is in our opinion the main business-backed lobby group for privatization of Social Security. Wachovia is one of only two known financial services firms remaining in AWRS (Charlotte Observer, 2/7/05), and as the group’s director pointed out, there is no reason to belong to AWRS except to support privatization (St. Louis Post Dispatch, 2/9/05).

We believe that Wachovia’s support for these groups creates a serious potential conflict of interest between the Company’s own interest in profits from managing privatized Social Security accounts and the interests of its clients in preserving Social Security in its current form. For this reason, we believe that complete political contributions disclosure by the Company is necessary for the Board and its shareholders to be able to fully evaluate the political use of corporate assets.”

Position of the Board

Wachovia’s board recommends that stockholders vote “AGAINST” the proposal set forth above for the following reasons:

•	Federal and state election laws already require extensive disclosure;

•	Wachovia’s policy is that it does not use corporate funds to make contributions to political candidates, political parties or committees, or political entities organized under Section 527 of the Internal Revenue Code; and

•	If adopted, the proposal would serve no useful purpose, be overly burdensome and result in unnecessary expense for Wachovia stockholders.

The board believes that it is not necessary to adopt this proposal. Federal and state laws already require extensive disclosure of political contributions, and Wachovia complies with all applicable laws and regulations regarding political contributions and disclosure. In addition, Wachovia’s policy is not to use corporate funds to make contributions to the political candidates and entities described in the proposal, and information regarding Wachovia’s policies on political contributions is located at Wachovia’s website. The board believes that any additional disclosures or reports prepared by Wachovia relating to its political contributions and activities would result in unnecessary duplication and expense for Wachovia and its stockholders.

As a large financial services company involved in many different businesses, including consumer and commercial lending, securities brokerage, asset and wealth management and insurance, Wachovia is subject to significant federal, state and local regulation. Wachovia recognizes that these regulations can have a profound impact on the way we operate our business, deliver value to our stockholders, support our employees and serve our customers and communities. To increase the likelihood that our views on legislative and regulatory developments affecting Wachovia and its constituencies are included in the legislative process, the board believes that it is in the best interests of Wachovia and its stockholders that Wachovia be an active participant in the electoral process.

Wachovia’s policy, however, is that it does not use corporate funds to make contributions to political candidates, political parties or committees, or political entities organized under Section 527 of the Internal Revenue Code. Instead, Wachovia’s political activities consist primarily of Wachovia’s sponsorship of political action committees, known as PACs, which solicit and accept voluntary contributions from eligible employees and make political contributions to federal, state and local candidates and candidate committees that promote responsible government and support effective financial legislation important to Wachovia and its stockholders. Decisions regarding political contributions by the PACs are subject to the oversight of the board of trustees for each PAC based upon advancing the best interests of Wachovia and its stockholders and the recommendations made voluntarily by contributing Wachovia employees. Any Wachovia employee who contributes to a PAC may request a PAC contribution for a candidate and/or candidate committee. As required by law, all PAC contributions are reported on a periodic basis to the Federal Election Commission and to the appropriate state election authorities. Reports made to those agencies are a matter of public record. In addition, Wachovia’s PACs and political contributions made by the PACs are subject to annual internal audits.

The proposal’s reporting requirements are unnecessary given Wachovia’s political contributions policy described above and on its website. The board also believes that the legally required disclosures currently being made by our PACs and the recipients of political contributions from the PACs, as well as Wachovia’s internal oversight process and policies and procedures, are more than adequate and that any additional disclosure would serve no useful purpose, would be burdensome, and would result in an unnecessary duplication and expense for Wachovia’s stockholders.

WACHOVIA’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED “AGAINST” THIS PROPOSAL.

PROPOSAL 8.	A STOCKHOLDER PROPOSAL REGARDING SEPARATING THE OFFICES OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mr. Richard A. Dee, of 115 East 89th Street, New York, New York 10128, an owner of 200 shares of Wachovia common stock, has advised Wachovia that he intends to present the following proposal and supporting statement at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, that are presented as received by Wachovia and for which Wachovia and our board accept no responsibility, are set forth below.

“Stockholders hereby request that the Board of Directors of Wachovia Corporation adopt promptly a resolution requiring that it have a Chairman who serves in that capacity only, and has no management duties, titles or responsibilities.

“What conflicts of interest can be more damaging to the interests of stockholders than those that occur when overseers are allowed to oversee and to supervise themselves?

“At Enron, WorldCom, Tyco, and other legends of mismanagement and corruption, the Chairmen also served as CEO’s. Their dual roles helped those individuals to achieve virtually total control of the companies.

“I believe that far too many of Corporate America’s problems stem from the efforts of title and power-hungry senior executives to concentrate power in themselves. Such amassing of power is a somewhat recent phenomenon in the history of publicly-owned companies, but certainly not a recent phenomenon in the history of nations. Such concentrations of power rarely have proven to be in the best interests of stockholders or citizenries.

“When a top operating officer is allowed to serve also as its Chairman, or the position is abolished, a crucial link in a proven successful chain of command and responsibility is eliminated—and the owners of a company, its outside stockholders, are deprived of both a vital protection against conflicts of interest and a clear and direct channel of communication to the company.

“Allowing senior executives, such as CEO’s and Presidents, to be appointed directors of publicly-owned companies employing them is, in itself, a fairly recent turn of events. Their presence at board meetings was long considered inappropriate inasmuch as it could discourage proper consideration of matters involving them. They were, at times, “invited” to be present. Isn’t it fair NOW to ask: “What does that say about allowing them to “rule the roost?”

“When a Chairman also runs a company, the information received by directors, auditors, and stockholders may not be accurate. If a Chairman/CEO wishes to cover up corporate improprieties, how difficult is it to convince subordinates to go along? If they refuse, to whom do wary subordinates complain?

“As a banker, investment banker, and concerned and outspoken stockholder, my experience with corporate officers and directors has been considerable—and gained over a considerable period.

“It is unfortunate that so few individual outside stockholders ever become well-informed about the companies in which they risk their hard-earned money. And almost none ever question corporate actions. Far too many institutional investors are in the same boat. And that combination of stockholders has proven a recipe for disasters.

“Although institutional stockholders are charged by law with protecting their investors, most that I have encountered were far more interested in currying favor with managements than in questioning them. They won’t chance losing collateral business and access to the extremely profitable “Inside Information Superhighway”. They are easy prey for managements that spend considerable time and stockholder money “convincing” large holders to vote against stockholder proposals that challenge what is fast becoming their absolute power.

“Please vote FOR this proposal.”

Position of the Board

Wachovia’s board recommends that stockholders vote “AGAINST” the proposal set forth above for the following reasons:

•	If adopted, the proposal would unnecessarily reduce the board’s flexibility in corporate governance matters;

•	Wachovia’s lead independent director structure is a recognized viable corporate governance structure having benefits very similar to the proposal; and

•	Wachovia’s strong corporate governance practices and its corporate performance do not require the changes requested in the proposal.

The board believes that it would not be in the best interests of Wachovia and its stockholders to require that the Chairman of the Board serve in that capacity only and have no management duties, titles or responsibilities. The proposal would prevent Wachovia’s Chief Executive Officer from also serving as Chairman of the Board, and suggests that separating the role of Chairman of the Board from the Chief Executive Officer is necessary for ensuring an independent board. The board strongly disagrees with the proposal because it believes that its existing corporate governance practices already provide for strong independent leadership on the board, as well as direct accountability to stockholders.

As provided in the board’s Corporate Governance Guidelines, the board believes that a substantial majority of the board should consist of independent directors, and 89% of the members of the board are independent directors, as determined in accordance with NYSE rules and the board’s independence standards described in “Corporate Governance Policies and Practices—Director Independence”. Each of the members of the board’s Corporate Governance & Nominating Committee, Audit Committee and Management Resources & Compensation Committee are independent directors.

The board’s independent leadership is further enhanced by the existence of a lead independent director, which has been in place at Wachovia since 2000. The lead independent director is elected by the independent directors and has clearly delineated duties. As set forth in the board’s Corporate Governance Guidelines, the lead independent director, among other things, assists the Chairman of the Board with board related matters, including approving meeting schedules and agendas, and acts as a liaison between the Chairman and the independent directors. The board understands that corporate governance experts recognize that having a lead independent director is a viable corporate governance structure, having benefits very similar to separating the role of Chairman of the Board and the Chief Executive Officer.

The board believes that the existence of the lead independent director, as well as some of its other governance practices, ensures the independent exchange of information among Wachovia’s independent directors and provides Wachovia and its stockholders with the same benefits that the proposal suggests may only be obtained by separating the role of Chairman of the Board and Chief Executive Officer. For example, as set forth in the board’s Corporate Governance Guidelines or as provided in other practices of the board or Wachovia,

•	the board meets with the non-management directors in executive session at least three times a year and meets in executive session with only the independent directors at least once a year;

•	the lead independent director presides at all meetings of the non-management directors and the independent directors;

•	the lead independent director may also call meetings of the independent directors, if desired;

•	the board has provided a process for stockholders to communicate directly with one or more directors, including the lead independent director; and

•	Wachovia’s corporate governance website also provides a method for interested parties to communicate directly with the board’s Audit Committee.

As noted in the board’s Corporate Governance Guidelines, given the existence of the lead independent director and Wachovia’s overall governance profile, as well as the board’s belief that it should maintain the flexibility to determine the leadership of Wachovia, the board does not have a fixed policy regarding the separation of the offices of the Chairman of the Board and Chief Executive Officer. The stockholder proposal, however, would unnecessarily eliminate the flexibility of the board to consider whether a member of management is the best suited to serve as Chairman of the Board at a given time. The board believes that Wachovia and its stockholders benefit from the board’s current ability to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of Wachovia and its stockholders.

In the board’s view, Wachovia’s stockholders have benefited from the board’s current sound corporate governance practices and strong independent board leadership, and there is no need to require the separation of the role of Chairman of the Board from Chief Executive Officer. Wachovia’s performance, which includes five consecutive years of double digit earnings per share growth and a stock that has significantly outperformed the Keefe, Bruyette & Woods Bank Stock Index and the S&P 500 Index over the past five years (as shown in “Performance Graph”), is solid evidence that our current corporate governance structure is working.

WACHOVIA’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED “AGAINST” THIS PROPOSAL.

OTHER STOCKHOLDER MATTERS

Management is not aware of any other matters to be voted on at the meeting. If any other matters are presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters.

Stockholder proposals intended to be included in our proxy statement and voted on at the 2008 Annual Meeting of Stockholders must be received at our offices at 301 South College Street, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary, on or before November [    ●    ], 2007. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to Wachovia’s bylaws, in order for any business not included in the proxy statement for the 2008 Annual Meeting of Stockholders to be brought before the meeting by a stockholder, the stockholder must be entitled to vote at that meeting and must give timely written notice of that business to Wachovia’s Corporate Secretary. That meeting is currently scheduled to be held on April 22, 2008, and to be timely, the notice must not be received any earlier than January 18, 2008 (90 days prior to April 17, 2008, the first anniversary of this year’s annual meeting date), nor any later than February 17, 2008 (60 days prior to April 17, 2008). If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from April 22, 2008, the notice must be received no earlier than the 90th day prior to the 2008 annual meeting and not later than either the 60th day prior to the 2008 annual meeting or the tenth day after public disclosure of the actual meeting date, whichever is later. The notice must contain the information required by our bylaws. Similarly, a stockholder wishing to submit a director nomination directly at an annual meeting of stockholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information requirements in our bylaws relating to stockholder nominations. For information regarding stockholder nominations to be considered by the Corporate Governance & Nominating Committee, see “Corporate Governance Policies and Practices — Director Nomination Process”. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time-frames described above. A copy of our bylaws is available upon request to: Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

MISCELLANEOUS

The information referred to under the captions “Compensation Committee Report on Executive Compensation”, “Performance Graph”, and “Audit Committee Report” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Wachovia under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

March [    ●    ], 2007

Appendix A

Director Independence Standards

The rules of the New York Stock Exchange (“NYSE”) provide that a Wachovia director does not qualify as independent unless the board of directors affirmatively determines that the director has no material relationship with Wachovia. The NYSE rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with Wachovia, and permit the board to adopt and disclose standards to assist the board in making determinations of independence. Accordingly, the board has adopted the independence standards outlined below to assist the board in determining whether a director has a material relationship with Wachovia. These independence standards should be read together with the NYSE’s independence rules, including the bright line tests and the applicable look-back periods contained in the NYSE’s rules.

Customer Relationships

General Standard for Wachovia Customer Relationships

A lending, deposit, banking, brokerage, investment advisory, investment banking, insurance, trust, custodial or other customer relationship between Wachovia and (i) a director, (ii) an Affiliated Entity of a director, (iii) an Immediate Family Member, or (iv) an Affiliated Entity of an Immediate Family Member will not be deemed a material relationship if the relationship was made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons and, to the extent applicable, the relationship satisfies the other specific customer relationship standards for the director and Immediate Family Member relationships described below.

Specific Standards for Wachovia Customer Relationships

A relationship is not material if Wachovia is providing financial services to an entity where a director is an employee, or to an entity where an Immediate Family Member is an executive officer, and the payments (i.e. interest payments and fees on loans and fees for financial services) made by the entity to Wachovia, or received by the other entity from Wachovia, for such financial services, in any fiscal year, are less than the greater of $1 million or two percent of such other entity’s consolidated gross revenues.

Lending Relationships

A relationship is not material if Wachovia is providing lending services to (i) a director, (ii) an Affiliated Entity of a director, (iii) an Immediate Family Member, or (iv) an Affiliated Entity of an Immediate Family Member who shares the director’s home or who is financially dependent on the director and

(a)	the loan or extension of credit was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that were not less stringent than, those prevailing at the time for comparable transactions with other nonaffiliated persons;

(b)	the loan or extension of credit when made did not involve more than the normal risk of collectability or, from Wachovia’s perspective, present other unfavorable features;

(c)	the loan or extension of credit otherwise complies with applicable law, including Regulation O of the Federal Reserve Board; and

(d)	the loan or extension of credit is not classified as nonaccrual, past due, restructured or potential problems (as provided in Item III.C.1. and 2. of Industry Guide 3, Statistical Disclosure by Bank Holding Companies).

Supplier or Other Business Relationships

General Standard for Supplier or Other Business Relationships

A supplier or other business relationship between Wachovia and (i) a director, (ii) an Affiliated Entity of a director, (iii) an Immediate Family Member, or (iv) an Affiliated Entity of an Immediate Family Member will not be deemed a material relationship if the relationship was made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons and, to the extent applicable, the relationship satisfies the other specific business relationship standard for the director and Immediate Family Member relationships described below.

Specific Standard for Supplier or Other Business Relationships

The supplier or other business relationship is not material if the business transaction involves Wachovia and an Affiliated Entity of a director, or an Affiliated Entity of an Immediate Family Member, and the payments made by the entity to Wachovia, or received by the other entity from Wachovia, for property or services, in any fiscal year, are less than the greater of $1 million or two percent of such other entity’s consolidated gross revenues.

Family Relationships

The employment by Wachovia of an Immediate Family Member will not be deemed a material relationship if (i) the Immediate Family Member is not an executive officer of Wachovia and (ii) the compensation and benefits of the Immediate Family Member were established by Wachovia in accordance with the compensation policies and practices applicable to Wachovia employees in comparable positions.

Charitable Relationships

Contributions, other than matching gift contributions, by Wachovia or the Wachovia Foundation, to a non-profit entity, including educational institutions, where a director or an Immediate Family Member is employed as an executive officer will not be deemed a material relationship if the contributions, in any fiscal year, are less than the greater of $1 million or two percent of such other entity’s consolidated gross revenues.

Consulting or Advisory Relationships

A director may not accept from Wachovia any payments for consulting, advisory or other personal services, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Other Relationships

Relationships, including charitable relationships, between Wachovia and an entity, including a non-profit entity or other charitable organization, where a director or an Immediate Family Member serves solely as a non-management director, advisory director or trustee (or in a similar capacity) will not be deemed a material relationship.

Definitions

Affiliated Entity of a director means any entity (i) where the director is an employee or (ii) that is a “related interest” (as defined in Regulation O of the Federal Reserve Board) of a director.

Affiliated Entity of an Immediate Family Member means any entity (i) where the Immediate Family Member is an executive officer or (ii) that would be a “related interest” (as defined in Regulation O of the Federal Reserve Board) of an Immediate Family Member.

Immediate Family Member means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Wachovia means Wachovia or any of its subsidiaries.

Appendix B

Proposed Amendments to Wachovia’s Articles of Incorporation
Regarding Eliminating the Provisions Classifying the Terms of Directors

Article 7 of the Articles of Incorporation is hereby amended by deleting the second full paragraph thereof and by deleting the last sentence of the third paragraph thereof, as set forth below:

“7.  The number of directors shall be determined from time to time by the affirmative vote of a majority of the directors then in office, but the number of directors shall not be less than nine or more than 30, provided that no decrease in the number of directors shall shorten the term of any director then in office.

~~The board of directors shall be divided into three classes, as determined by the affirmative vote of a majority of the directors then in office, each class to be as nearly equal in number as possible to each other class. At the annual meeting of shareholders in 1989, one class of directors shall be elected to hold office initially for a term expiring at the 1990 annual meeting of shareholders, a second class of directors shall be elected to hold office initially for a term expiring at the 1991 annual meeting of shareholders, and a third class of directors shall be elected to hold office initially for a term expiring at the 1992 annual meeting of shareholders, in each case to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified.~~

Vacancies in the board of directors that occur between annual meetings of shareholders at which directors are elected, including vacancies resulting from an enlargement of the board within the authorized number of nine to 30 directors, shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum or by a sole remaining director, except that any vacancies resulting from removal from office by a vote of shareholders may be filled by a vote of shareholders at the same meeting at which such removal occurs. ~~The directors elected to fill such vacancies shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class of directors to which they have been elected expires and until their successors have been duly elected and qualified.~~

Any director or directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class.

The foregoing provisions of this Article 7 shall not apply to any director who may be elected under specified circumstances by holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation.

Special meetings of shareholders, other than special meetings called under specified circumstances for holders of any class or series of stock of the corporation having a preference over the common stock as to dividends or upon liquidation, may be called only by the Board of Directors, the Chairman of the Board, or the President of the corporation.

Notwithstanding any other provisions of this Charter or the By-laws of the corporation (and as permitted under North Carolina law to require higher voting percentages than otherwise prescribed by law), the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision (in this Charter, the By-laws of the corporation or otherwise) or take any action inconsistent with or (as to any matter covered by this Article 7) in a manner other than as prescribed by, this Article 7.”

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Appendix C

Proposed Amendments to Wachovia’s Articles of Incorporation
Regarding Majority Voting in Uncontested Director Elections

     The Articles of Incorporation are hereby amended by adding the following paragraph 12 to the Articles of Incorporation, which shall read as follows:

“12.     Except as may otherwise be provided by these Articles of Incorporation, a nominee for director in an uncontested election shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For purposes of the foregoing, an “uncontested election” means any meeting of shareholders at which directors are elected and with respect to which either (i) no shareholder has submitted to the Secretary of the corporation a notice of an intent to nominate a candidate for election at such meeting pursuant to the advance notice requirements for shareholder nominees for director set forth in the corporation’s By-laws or (ii) if such a notice has been submitted with respect to such meeting, all such notices with respect to such meeting have been withdrawn by their respective submitting shareholders in writing to the Secretary of the corporation on or before the tenth day preceding the date the corporation first mails its notice of meeting for such meeting to the shareholders. In the event that votes cast for a nominee’s election are equal to or less than the votes cast against such nominee’s election in an uncontested election, the board of directors may decrease the number of directors, fill any vacancy, or take other appropriate action. In all director elections other than uncontested elections, directors shall be elected by a plurality of the votes cast.”

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THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0869, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 11:59 p.m. Eastern Daylight Time on April 16, 2007.
	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Eastern Daylight Time on April 16, 2007	Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 5, 6, 7 AND 8.
							FOR	AGAINST	ABSTAIN
1.	A Wachovia proposal to elect directors. Class I: Ernest S. Rady				5.	A stockholder proposal regarding non-binding stockholder vote ratifying executive compensation.	☐	☐	☐
	Class II: Jerry Gitt		FOR	WITHHOLD
	Class III: John T. Casteen, III, Maryellen C. Herringer,		☐	☐
	Joseph Neubauer, Timothy D. Proctor, Van L. Richey and Dona Davis Young
	INSTRUCTIONS: to withhold authority to vote for any individual nominee(s), write name(s) in the space provided.				6.	A stockholder proposal regarding qualifications of director nominees.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	A Wachovia proposal to amend Wachovia’s articles of incorporation to eliminate the provisions classifying the terms of its board of directors.	☐	☐	☐	7.	A stockholder proposal regarding reporting political contributions.	☐	☐	☐
3.	A Wachovia proposal to amend Wachovia’s articles of incorporation to provide for majority voting in uncontested director elections.	☐	☐	☐
4.	A Wachovia proposal to ratify the appointment of KPMG LLP as auditors for the year 2007.	☐	☐	☐	8.	A stockholder proposal regarding separating the offices of chairman and chief executive officer.	☐	☐	☐

I will attend the Annual Meeting of Stockholders	☐

Signature

Signature (if held jointly)

Date

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

WACHOVIA CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2007

P R O X Y	The undersigned holder of shares of common stock of Wachovia Corporation (the “Corporation”) hereby constitutes and appoints and , or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of the Corporation’s common stock held of record by the undersigned on February 12, 2007, at the Annual Meeting of Stockholders of the Corporation to be held on April 17, 2007, at 9:30 a.m. EDT, at the Charlotte Convention Center, 501 South College Street, Charlotte, North Carolina 28202, and at any adjournments or postponements thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND “AGAINST” PROPOSALS 5, 6, 7 AND 8. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE
Return to:
Georgeson Shareholder Communications
Wall Street Station
P.O. Box 1100
New York, NY 10269-0646